Exhibit 99.2

Contact:

H. Brian Thompson Chairman and Chief Executive Officer Mercator Partners Acquisition Corp. (703) 995-5533	Rhodric C. Hackman President and Secretary Mercator Partners Acquisition Corp. (703) 995-5533

FOR IMMEDIATE RELEASE

MERCATOR PARTNERS ACQUISITION CORP.

COMPLETES INITIAL PUBLIC OFFERING

Reston, Virginia, April 15, 2005 – Mercator Partners Acquisition Corp. (OTC Bulletin Board: MPAQU and MPABU) announced today that it consummated its initial public offering of 575,000 Series A Units and 5,290,000 Series B Units, including 75,000 Series A Units and 690,000 Series B Units subject to the underwriters’ over-allotment option. Each Series A Unit consists of two shares of Common Stock, five Class W Warrants and five Class Z Warrants. Each Series B Unit consists of two shares of Class B Common Stock, one Class W Warrant and one Class Z Warrant. The Series A Units and Series B Units were sold at an offering price of $10.50 and $10.10 per unit, respectively, generating gross proceeds of $59,466,500 to the Company. HCFP/Brenner Securities LLC acted as representative of the underwriters for the initial public offering. A copy of the prospectus may be obtained from HCFP/Brenner Securities LLC, 888 Seventh Avenue, 17th Floor, New York, New York 10106.

Audited financial statements as of April 15, 2005 reflecting receipt of the proceeds upon consummation of the initial public offering have been issued by the Company and are included as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.

# # #